UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)

717-757-7660
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 24, 2017, The Bon-Ton Stores, Inc. issued a press release announcing that The Bon-Ton Department Stores, Inc., Carson Pirie Scott II, Inc., Bon-Ton Distribution, LLC, McRIL, LLC, Bonstores Realty One, LLC and Bonstores Realty Two, LLC, as borrowers, and The Bon-Ton Stores, Inc., The Bon-Ton Giftco, LLC, Bonstores Holdings One, LLC and Bonstores Holdings Two, LLC, as guarantors, entered into a Sixth Amendment (the “Sixth Amendment”) to the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”), dated as of March 21, 2011, with Bank of America, N.A., as Agent, and certain financial institutions as lenders.

The Sixth Amendment amends required Excess Availability (as defined in the Loan Agreement) from 20% to 15% of the lesser of (i) aggregate commitments and (ii) aggregate borrowing base through December 2, 2017. After December 2, 2017, the required Excess Availability will be the greater of (i) 20% of the lesser of (x) the aggregate commitments and (y) the aggregate borrowing base and (ii) $132.5 million.  Also, from and after the closing of the Sixth Amendment through and including December 2, 2017, Excess Availability, as of any date of determination, will be determined on the basis of the Tranche A Borrowing Base (as defined in the Loan Agreement) and not the lower of the Tranche A Commitments and the Tranche A Borrowing Base.  In addition, the definition of Tranche A Borrowing Base has been amended to lower the limit on the Tranche A Real Estate Availability Amount (as defined in the Loan Agreement) that may be included in the Tranche A Borrowing Base to 12.5% from 20%.

The Sixth Amendment adds several affirmative covenants to the Loan Agreement related to financial reporting and business operations, including delivery of a detailed business plan and cash flow forecasts.  The Sixth Amendment also requires the payment of certain fees in connection with the closing of the amendment as well as certain agreed prepayment premiums, and is subject to customary conditions.

The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment, a copy of which is included as Exhibit 10.1 hereto, and which is incorporated herein by reference.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Sixth Amendment to the Second Amended and Restated Loan and Security Agreement, dated as of October 24, 2017.

99.1	Press Release issued October 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President—Chief Financial Officer

Dated: October 27, 2017